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                                                                     EXHIBIT 5.1

              BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG LLC
                        333 WEST WACKER DRIVE, SUITE 2700
                             CHICAGO, ILLINOIS 60606
                            Telephone (312) 984-3100
                            Facsimile (312) 984-3150



                                 March 24, 2004



Heartland Financial USA, Inc.
1398 Central, P.O. Box 778
Dubuque, Iowa 52004-0778

Ladies and Gentlemen:

         We have acted as special counsel to Heartland Financial USA, Inc., a Delaware corporation (the "Company"), in connection with the acquisition by merger of Rocky Mountain Bancorporation, Inc., a Montana corporation ("RMB"), as described in the Form S-4 Registration Statement to be filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (together with all amendments thereto, the "Registration Statement"). As described in the Registration Statement, RMB Acquisition Corporation, a Montana corporation and a wholly-owned subsidiary of the Company ("Acquisition Sub"), will merge with and into RMB, with RMB surviving (such merger, the "Initial Merger") and, immediately thereafter, RMB will merge with and into the Company, with the Company surviving (such merger, together with the Initial Merger, the "Mergers"). You have requested our opinion concerning certain matters in connection with the Registration Statement.

         We have made such legal and factual investigation as we deemed necessary for purposes of this opinion. In our investigation, we have assumed the genuineness of all signatures, the proper execution of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such copies.

         In arriving at the opinions expressed below, we have reviewed and examined the following documents:

         (a)      the Certificate of Incorporation and Bylaws of the Company;

         (b) the Agreement and Plan of Merger by and among the Company, RMB and Acquisition Sub, dated as of February 6, 2004 (the "Merger Agreement");

         (c) the Registration Statement, including the proxy statement-prospectus constituting a part thereof (the "Proxy Statement-Prospectus"); and

         (d) resolutions of the Board of Directors of the Company relating to the merger transaction.


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BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG

Heartland Financial USA, Inc.
March 24, 2004
Page 2


         We call your attention to the fact that we are qualified to practice law in the State of Illinois and express no opinion concerning any law other than the General Corporation Law of the State of Delaware and the laws of the United States of America.

         Based upon the foregoing, but assuming no responsibility for the accuracy or the completeness of the data supplied by the Company and subject to the qualifications, assumptions and limitations set forth herein, it is our opinion that:

         (1) The shares of the Company's common stock, $0.01 par value per share, to be issued to the stockholders of RMB as a result of the Initial Merger, when issued by the Company pursuant to the Merger Agreement, in connection with the Initial Merger, will be legally issued, fully paid and non-assessable shares of the Company; provided that the Initial Merger has been consummated in accordance with the terms and conditions contained in the Merger Agreement.

         (2) Provided that the Mergers have been consummated in accordance with the terms and conditions contained in the Merger Agreement, the Mergers will qualify as mergers under the laws of the States of Delaware and Montana.

         We express no opinion with respect to any specific legal issues other than those explicitly addressed herein. We assume no obligation to advise you of any change in the foregoing subsequent to the date of this opinion (even though the change may affect the legal conclusion stated in this opinion letter).

         We hereby consent to the use in the Proxy Statement-Prospectus of our name, the statements with respect to us as appearing under the heading "Certain Opinions" in the Proxy Statement-Prospectus and to the use of this opinion as an exhibit to the Registration Statement.


                                   Very truly yours,

                                   /s/ Barack Ferrazzano Kirschbaum Perlman &
                                   Nagelberg LLC

                                   BARACK FERRAZZANO KIRSCHBAUM
                                   PERLMAN & NAGELBERG LLC